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                                                                     Exhibit 3.2
                               EXELON CORPORATION

                                  B Y L A W S

                                  ARTICLE I.
                                  ----------
                            Offices and Fiscal Year

        Section 1.01 Registered Office.-- The registered office of the
                     --------------------
corporation in the Commonwealth of Pennsylvania shall be at 2301 Market Street, Philadelphia, Pennsylvania 19103.

        Section 1.02 Other Offices.-- The corporation may also have offices at
                     ----------------
such other places within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or as may be necessary, advisable or appropriate for the business of the corporation.

        Section 1.03 Fiscal Year.-- The fiscal year of the corporation shall begin on the first day of January in each year.

                                  ARTICLE II.
                                  -----------
                     Notice - Waivers - Meetings Generally

        Section 2.01 Manner of Giving Notice.
                     ------------------------

        (a) General Rule.--Whenever written notice is required to be given to
            ------------
any person under the provisions of the Business Corporation Law or by the articles or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger services specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to the address (or to the telex, TWX or facsimile transmission telephone number) of the person appearing on the books of the corporation, or as otherwise permitted by applicable law, or, in the case of directors, supplied by the director to the corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched or, in the case of facsimile transmission, when received. Notwithstanding the foregoing, written notice of any meeting of shareholders may be sent by any class of mail, postage prepaid, so long as such notice is sent at least 20 calendar days prior to the date of the meeting. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law, the articles or these bylaws.

        (b) Adjourned Shareholder Meetings.--When a meeting of shareholders is
            ------------------------------
adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date
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for the adjourned meeting or the Business Corporation Law requires notice of the business to be transacted and such notice has not previously been given.

        Section 2.02 Notice of Meetings of the Board of Directors.--Notice of a
                     --------------------------------------------
regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, telex, TWX, facsimile or other electronic transmission) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.

        Section 2.03 Notice of Meetings of Shareholders.
                     -----------------------------------

        (a) General Rule.-- Written notice of every meeting of the shareholders
            ------------
shall be given by, or at the direction of, the secretary or other authorized person to each shareholder of record entitled to vote at the meeting not less than five nor more than 90 calendar days prior to the date of the meeting. If the secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

        (b) Notice of Action by Shareholders on Bylaws.--In the case of a
            ------------------------------------------
meeting of shareholders that has as one of its purposes adoption, amendment or repeal of these bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

        Section 2.04 Waiver of Notice.
                     -----------------
        (a) Written Waiver.--Whenever any written notice is required to be given
            --------------
under the provisions of the Business Corporation Law, the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

        (b) Waiver by Attendance.--Attendance of a person at any meeting shall
            --------------------
constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

        Section 2.05 Modification of Proposal Contained in Notice.--Whenever the
                     --------------------------------------------
language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation Law or the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

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        Section 2.06 Exception to Requirement of Notice.
                     -----------------------------------
(a)  General Rule.--Whenever any notice or communication is required to be given
     ------------
     to any person under the provisions of the Business Corporation Law or by the articles or these bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.
(b)  Shareholders Without Forwarding Addresses.--Notice or other communications
     -----------------------------------------
     need not be sent to any shareholder with whom the corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address. Whenever the shareholder provides the corporation with a current address, the corporation shall recommence sending notices and other communications to the shareholder in the manner provided by these bylaws.

        Section 2.07 Use of Conference Telephone and Similar Equipment.--
                     ----------------------------------------------------

Any director may participate in any meeting of the board of directors or a committee thereof, and the board of directors may provide by resolution with respect to a specific meeting of shareholders or with respect to a class of meetings of shareholders that one or more persons may participate in a meeting of the shareholders of the corporation, by means of conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

                                 ARTICLE III.
                                 ------------
                                 Shareholders

        Section 3.01 Place of Meeting.--Meetings of the shareholders of the
                     ----------------
corporation may be held at such place within or without the Commonwealth of Pennsylvania as may be designated by the Board of Directors, or in the absence of a designation by the Board of Directors, by the chairman of the board or the president and stated in the notice of a meeting.

        Section 3.02 Annual Meeting.--The annual meeting of the shareholders for
                     --------------
the election of directors and the transaction of other business, if any, shall be held on such date and time as may be fixed by the board and stated in the notice of meetings (or, if the board fails to designate a date and time, at 10:30 a.m. on the fourth Wednesday in April of each year or, if such Wednesday is a legal holiday in the Commonwealth of Pennsylvania or in such other jurisdiction where such meeting may be held, the next succeeding business day). Failure to hold such meeting at the designated time or on the designated date or to elect some or all of the members of the board at such meeting or any adjournment thereof shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the corporation. If the annual meeting shall not have been called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.

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        Section 3.03 Special Meetings.--Special meetings of the shareholders may
                     ----------------
be called at any time by resolution of the board of directors, which may fix the date, time and place of the meeting, and shall be called as provided in the terms of the Preferred Stock. If the board does not fix the date, time or place of the meeting, it shall be the duty of the secretary to do so. A date fixed by the secretary shall not be more than 60 calendar days after the date of the action calling the special meeting.

        Section 3.04  Quorum and Adjournment.
                      -----------------------

        (a) General Rule.--A meeting of the shareholders of the corporation duly
            -------------
called shall not be organized for the transaction of business unless a quorum is present. Except as otherwise provided in the terms of the Preferred Stock, the presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the corporation owned, directly or indirectly, by it shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

        (b) Withdrawal of a Quorum.--The shareholders present at a duly
            ----------------------
organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

        (c) Adjournments Generally.--Any regular or special meeting of the
            ----------------------
shareholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned, except as otherwise provided by the Business Corporation Law, for such period and to such place as the shareholders present and entitled to vote shall direct.

        (d) Electing Directors at Adjourned Meeting.--Those shareholders
            ---------------------------------------
entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this Section of these bylaws, shall nevertheless constitute a quorum for the purpose of electing directors.

        (e) Other Action in Absence of Quorum.--Those shareholders entitled to
            ---------------------------------
vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 calendar days because of an absence of a quorum, although less than a quorum as fixed in this Section of these bylaws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

        Section 3.05  Action by Shareholders.--
                      -------------------------
        (a) General Rule. Except as otherwise provided in the Business
            ------------
Corporation Law or the articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative

                                       4
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vote of a majority of the votes cast by the shareholders entitled to vote as a class, in each case at a duly organized meeting of shareholders. Except as otherwise provided in the terms of the Preferred Stock or when acting by unanimous consent to remove a director or directors, the shareholders of the corporation may act only at a duly organized meeting.

        (b) Conduct of Business. Only such business will be conducted at an
            -------------------
annual or special meeting of shareholders as shall have been properly brought before the meeting by or at the direction of the board of directors, or with respect to an annual meeting, by any shareholder who complies with the procedures set forth in this Section.

        (1) For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given to the secretary of the corporation timely written notice of the shareholder's intention to make a proposal, in the manner and form prescribed herein.

                (i) To be timely, a shareholder's notice with respect to an annual meeting of shareholders must be addressed to the secretary of the corporation at the principal executive offices of the corporation and received by the secretary not less than 120 calendar days in advance of the first anniversary of the date on which the corporation first mailed its proxy materials to shareholders for the prior year's annual meeting of shareholders, and this notice requirement shall not be affected by any adjournment of said meeting; provided, however, that in the event public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting.

                (ii) A shareholder's notice to the secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the corporation's books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and
             (D) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.

                (iii) Notwithstanding the foregoing provisions of these bylaws, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder with respect to the matters set forth in this Section. For purposes of this Section, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Bloomberg

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             Business News, or Reuters Economic Services or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act, or publicly filed by the corporation with any national securities exchange or quotation service through which the corporation's stock is listed or traded, or furnished by the corporation to its shareholders. Notwithstanding the foregoing, no notice of the date of the annual meeting is required for the advance notice provision of this Section 3.05 (b) to be effective if the annual meeting is held on such date as specified in Section
             3.02 of these bylaws. Nothing in this Section will be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

        (2) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given in accordance with Section 2.03 of these bylaws or (ii) otherwise brought before the meeting by the presiding officer or by or at the direction of a majority of the total number of directors that the corporation would have if there were no vacancies on the board of directors (the "Whole Board").

        (3) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Section of these bylaws will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

        Section 3.06  Organization.
                     -------------

        (a) Presiding Officer and Secretary of Meeting.--At every meeting of the
            ------------------------------------------
shareholders, the chairman of the board, or such other officer of the corporation designated by a majority of the Whole Board, will call meetings of shareholders to order or, in the case of vacancy in office and absence by action of the Whole Board, one of the following officers present in the order stated:
The co-chief executive officers, if there be more than one, the chief executive officer, if there be one, the president, if there be one, the vice presidents in their order of rank and seniority shall act as "presiding officer" of the meeting. The term "presiding officer" means an officer who presides over a meeting of shareholders. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, a person appointed by the presiding officer of the meeting, shall act as secretary of the meeting.

        (b) Rules of Conduct.-- Unless otherwise determined by the board of
            ----------------
directors prior to the meeting, the presiding officer of the meeting of shareholders will determine the order of business and have the authority to make such rules or regulations for the conduct of meetings of shareholders as such presiding officer deems necessary, appropriate or convenient for the proper conduct of the meeting, including, without

                                       6
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limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the board of directors or the presiding officer shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comment by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless, and to the extent determined by the board of directors or the presiding officer of the meeting, meetings of shareholders need not be conducted in accordance with rules of parliamentary procedure.

        Section 3.07 Voting Rights of Shareholders.--Unless otherwise provided
                     -----------------------------
in the articles, every shareholder of the corporation shall be entitled to one vote for every share standing in the name of the shareholder on the books of the corporation.

        Section 3.08  Voting and other Action by Proxy.
                      ---------------------------------
        (a)  General Rule.--
             ------------
                (1) Every shareholder entitled to vote at a meeting of
             shareholders may authorize another person to act for the shareholder by proxy.

                (2) The presence of, or vote or other action at a meeting of shareholders by a proxy of a shareholder shall constitute the presence of, or vote or action by, the shareholder.

                (3) Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted, or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

        (b) Form of Proxy.--Every proxy shall be in a form approved by the
            -------------
secretary of the corporation or as otherwise provided by the Business Corporation Law.

        (c) Revocation.--A proxy, unless coupled with an interest, shall be
            ----------
revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the secretary of the corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation.


        (d) Expenses.--The corporation shall pay the reasonable expenses of
            --------
solicitation of votes or proxies of shareholders by or on behalf of the board of directors or its nominees for election to the board, including solicitation by professional proxy solicitors and otherwise.

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        Section 3.09 Voting by Fiduciaries and Pledgees.--Shares of the
                     ----------------------------------
corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this Section shall affect the validity of a proxy given to a pledgee or nominee.

        Section 3.10  Voting by Joint Holders of Shares.
                      ----------------------------------
        (a) General Rule.--Where shares of the corporation are held jointly or
            ------------
as tenants in common by two or more persons, as fiduciaries or otherwise:

                (1) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

                (2) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

        (b) Exception.--If there has been filed with the secretary of the
            ---------
corporation a copy, certified by an attorney-at-law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the latest document so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

        Section 3.11  Voting by Corporations.
                      -----------------------
        (a) Voting by Corporate Shareholders.--Any domestic or foreign
            --------------------------------
corporation for profit or not-for-profit that is a shareholder of this corporation may vote at meetings of shareholders of this corporation by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

        (b) Controlled Shares.--Shares of this corporation owned, directly or
            -----------------
indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

        Section 3.12  Determination of Shareholders of Record.
                      ----------------------------------------

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        (a) Fixing Record Date.--The board of directors may fix a time prior to
            ------------------
the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except as otherwise provided in the articles or in the case of an adjourned meeting, shall be not more than 90 calendar days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this Subsection. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose, except that the record date fixed to determine the holders of Preferred Stock entitled to receive dividends thereon shall not precede the respective dividend payment date by more than 40 calendar days. When a determination of shareholders of record has been made as provided in this Section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.


        (b) Determination When Record Date Is Not Fixed.--If a record date is
            -------------------------------------------
not fixed:

                (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given.

                (2) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

        (c) Certification by Nominee.--The board of directors may adopt a
            ------------------------
procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

        Section 3.13  Voting Lists.
                      -------------
        (a) General Rule.--The officer or agent having charge of the transfer
            ------------
books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the corporation has 5,000 or more shareholders, in lieu of the making of the list the corporation may make the information therein available at the meeting by any other means.

        (b) Effect of List.--Failure to comply with the requirements of this
            --------------
Section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to

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examine the list or share register or transfer book or to vote at any meeting of shareholders.

        Section 3.14  Judges of Election.
                      -------------------

        (a) Appointment.--In advance of any meeting of shareholders of the
            -----------
corporation, the board of directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for an office to be filled at the meeting shall not act as a judge.

        (b) Vacancies.--In case any person appointed as a judge fails to appear
            ---------
or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.


        (c) Duties.--The judges of election shall determine the number of shares
            ------
outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

        (d) Report.--On request of the presiding officer of the meeting or of
            ------
any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

        Section 3.15 Minors as Security Holders.--The corporation may treat a
                     -----------------------------
minor who holds shares or obligations of the corporation as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the corporation or, in the case of payments or distributions on obligations, the treasurer or paying officer or agent has received written notice that the holder is a minor.

                                  ARTICLE IV.
                                  -----------
                               Board of Directors

        Section 4.01  Powers.
                      -------

        (a) General Rule.--Unless otherwise provided by statute, all powers
            ------------
vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

        (b)  Personal Liability of Directors.--
             -------------------------------

                (1) A director shall not be personally liable, as such, for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expenses of any nature, including, without limitation, attorneys' fees and disbursements) for any action taken, or any failure to take any action before, on or after the date of these bylaws, unless:

                        (i) the director has breached or failed to perform the
                     duties of his or her office under Subchapter B of Chapter 17 of the Business Corporation Law; and

                        (ii) the breach or failure to perform constitutes self-
                     dealing, willful misconduct or recklessness.

                (2) The provisions of paragraph (1) shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, State or Federal law.

                (3) No amendment or repeal of this Section 4.01 shall have any effect on the liability or alleged liability of any director of the corporation for or with respect to any such act on the part of such director occurring prior to the effective date of such amendment or repeal.


        (c) Directors. A director shall stand in a fiduciary relation to the
            ---------
corporation and shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

                (1) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented.

                (2) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person.

                (3) A committee of the board upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

        Section 4.02  Qualifications and Selection of Directors.
                      ------------------------------------------
        (a) Qualifications.--Each director of the corporation shall be a natural
            --------------
person of full age who need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the corporation.

        (b) Notice of Certain Nominations Required.--Nominations for election of
            --------------------------------------
directors may be made by any shareholder entitled to vote for the election of directors if timely written notice in proper form (the "Notice") of the shareholder's intent to nominate a director at the meeting is given by the shareholder and received by the secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 120 calendar days before the first anniversary of the date on which the corporation first mailed its proxy materials for the prior year's annual meeting of shareholders; provided, however, that in the event that public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. The requirements of this Subsection shall not apply to a nomination for directors made to the shareholders by the board of directors or a committee thereof.

        (c) Contents of Notice.--To be in proper written form, the Notice shall
            ------------------
be in writing and shall contain or be accompanied by:

                (1) the name and residence address of the nominating shareholder and of the beneficial owner, if any, on whose behalf the nomination is made;

                (2) a representation that the shareholder giving the notice is a holder of record of voting stock of the corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

                (3) the class and number of shares of voting stock of the
             corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made;

                (4) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the rules and regulations established by the Securities and Exchange Commission under the Exchange Act (or pursuant to any successor act or regulation) had proxies been solicited with respect to such nominee by the management or board of directors of the corporation;

                (5) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice;

                (6) a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

                (7) the signed consent of each nominee to serve as a director of the corporation if so elected.

        (d) Determination of Compliance.--The presiding officer of the meeting
            ---------------------------
may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the procedures of this Section and, in such event, the presiding officer will so declare to the meeting, and the defective nomination shall be disregarded. Any such decision by the presiding officer shall be conclusive and binding upon all shareholders of the corporation for any purpose. Notwithstanding the foregoing provisions of this Section, a shareholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in this Section.

        (e) Election of Directors.--Except as otherwise provided in these
            ---------------------
bylaws, directors of the corporation shall be elected by the shareholders only at an annual meeting of shareholders, unless such election of directors is required by the terms of any series of Preferred Stock. In elections for directors, voting need not be by ballot, unless required by vote of the shareholders before the voting for election of directors begins. The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

        Section 4.03  Number and Term of Office.
                      --------------------------
        (a) Number.--The board of directors shall consist of such number of
            ------
directors as may be determined from time to time by resolution of a majority of the Whole Board.

        (b) Term of Office.--Each director shall hold office until the
            --------------
expiration of the term for which he or she was selected and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

        (c) Resignation.--Any director may resign at any time upon written
            -----------
notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

        (d) Classified Board of Directors.--The directors shall be classified in
            -----------------------------
respect to the time for which they shall severally hold office as follows:

                (1) The term of office of at least one class shall expire in each year.

                (2) Except as otherwise provided in the terms of the Preferred
             Stock or in the articles, the members of each class shall be elected for a period of three years.

                (3) The number of directors constituting each class shall be approximately equal in size.

        Section 4.04  Vacancies.
                      ----------
        (a) General Rule.--Subject to the requirements of Article X hereof and
            ------------
except as otherwise provided in the terms of the Preferred Stock, vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve for the balance of the unexpired term of the class for which such director has been chosen, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

        (b) Action by Resigned Directors.--When one or more directors resign
            ----------------------------
from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

        Section 4.05  Removal of Directors.
                      ---------------------
        (a) Removal by the Shareholders.--The entire board of directors, or any
            ---------------------------
class of the board, or any individual director may be removed from office by vote of the shareholders entitled to vote thereon only for cause. In case the board or a class of the board or any one or more directors are so removed, new directors may be elected at the same meeting. The repeal of a provision of the articles or bylaws prohibiting, or the addition of a provision to the articles or bylaws permitting, the removal by the shareholders of the board, a class of the board or a director without assigning any cause shall not apply to any incumbent director during the balance of the term for which the director was selected.

        (b) Removal by the Board.--The board of directors may declare vacant the
            --------------------
office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors.

        Section 4.06 Place of Meetings.--Meetings of the board of directors may
                     --------------------
be held at such place within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or as may be designated in the notice of the meeting.

        Section 4.07 Organization of Meetings.--At every meeting of the board of
                     ---------------------------
directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the chief executive officer, the president, the vice presidents in their order of rank and seniority, or a person chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

        Section 4.08 Regular Meetings.--Regular meetings of the board of
                     -------------------
directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors.

        Section 4.09 Special Meetings.--Special meetings of the board of
                     -------------------
directors shall be held whenever called by the chairman of the board, the co-chief executive officers, if there be more than one, or the chief executive officer, if there be one or by two or more of the directors.

        Section 4.10  Quorum of and Action by Directors.
                      ----------------------------------
        (a) General Rule.--A majority of the directors in office of the
            ------------
corporation shall be necessary to constitute a quorum for the transaction of business and except as otherwise provided in these bylaws the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors.

        (b) Action by Written Consent.--Any action required or permitted to be
            -------------------------
taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.

        (c) Notation of Dissent.--A director who is present at a meeting of the
            -------------------
board of directors, or of a committee of the board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary, in writing, of the asserted omission or inaccuracy.

        Section 4.11  Committees of the Board.
                      ------------------------

        (a) Establishment and Powers.--The board of directors may, by resolution
            ------------------------
adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation. Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to the following:

                (1) The submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law.

                (2) The creation or filling of vacancies in the board of
             directors.

                (3)  The adoption, amendment or repeal of these bylaws.

                (4) The amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board.

                (5) Action on matters committed by a resolution of the board of directors to another committee of the board.

        (b) Alternate Committee Members.--The board may designate one or more
            ---------------------------
directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member .

        (c) Term.--Each committee of the board shall serve at the pleasure of
            ----
the board.

        (d) Committee Procedures.--The term "board of directors" or "board,"
            --------------------
when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive or other committee of the board.


        Section 4.12 Compensation.--The board of directors shall have the
                     ------------
authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.

                                  ARTICLE V.
                                  ----------
                                    Officers

        Section 5.01  Officers Generally.
                      -------------------

        (a) Number, Qualifications and Designation.--Subject to the requirements
            --------------------------------------
of Article X hereof, the officers of the corporation shall be a chairman of the board, president, one or more vice presidents (which term shall include vice presidents, executive vice presidents and senior vice presidents), a secretary, a treasurer, and a chief executive officer or two co-chief executive officers, as the board of directors may designate by resolution, and such other officers as may be elected in accordance with the provisions of Section 5.03. Officers may but need not be directors or shareholders of the corporation. The president, secretary and treasurer shall be natural persons of full age. The board of directors may elect from among the members of the board a chairman of the board and vice chairman of the board who shall be officers of the corporation. Any number of offices may be held by the same person.

        (b) Bonding.--The corporation may secure the fidelity of any or all of
            -------
its officers by bond or otherwise.

        Section 5.02  Election, Term of Office and Resignations.
                      -----------------------------------------
        (a) Election and Term of Office.--The officers of the corporation,
            ---------------------------
except those elected by delegated authority pursuant to Section 5.03, shall be elected by the board of directors, and each such officer shall hold office at the discretion of the board until his or her death, resignation or removal with or without cause.

        (b) Resignations.--Any officer may resign at any time upon written
            ------------
notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation.

        Section 5.03 Subordinate Officers, Committees and Agents.--The board of
                     --------------------------------------------
directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including without limitation, one or more vice presidents, one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

        Section 5.04 Removal of Officers and Agents.--Any officer or agent of
                     ------------------------------
the corporation may be removed by the board of directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

        Section 5.05  Vacancies.--A vacancy in any office because of death,
                      ---------
resignation, removal, disqualification, or any other cause, may be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

        Section 5.06  Authority.
                      ---------
        (a) General Rule.--All officers of the corporation, as between
            ------------
themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the board of directors or, in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws.

        (b) Chief Executive Officer--Subject to the requirements of Article X
            -----------------------
hereof, the board of directors may designate from time to time by resolution a chief executive officer or two co-chief executive officers. Such chief executive officers or co-chief executive officers may be, but need not be, the president or chairman of the board.

        Section 5.07  Chairman of the Board; Vice Chairman of the Board.--
                      ----------------------------------------------------
Except as otherwise provided by these bylaws, the chairman of the board shall preside at all meetings of the shareholders and of the board of directors. The chairman of the board shall perform such other duties as may from time to time be requested by the board of directors. In addition, the board of directors may designate by resolution a vice chairman of the board with such duties as may from time to time be requested by the board of directors.

        Section 5.08 The Chief Executive Officer.--The co-chief executive
                     ---------------------------
officers, if there be more than one or, the chief executive officer, if there be one, may have general supervision over the business and operations of the corporation, subject however, to the control of the board of directors or the chairman of the board. Such chief executive officer may sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation; and, in general, may perform all duties incident to the office of chief executive officer and such other duties as from time to time may be assigned by the board of directors and the chairman of the board.

        Section 5.09  The President.--The president may have general supervision
                      --------------
over the business and operations of the corporation, subject however, to the control of the board of directors, the chairman of the board and the chief executive officer or officers, as applicable. The president may sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation; and, in general, may perform all duties incident to the office of president and such other duties as from time to time may be assigned by the board of directors, the chairman of the board and the chief executive officer or officers, as applicable.

        Section 5.10 The Vice Presidents.--The vice presidents (which term shall
                     -------------------
include vice presidents, executive vice presidents and senior vice presidents) shall perform such duties as may from time to time be assigned to them by the board of directors or by the chief executive officer or, if there be more than one, by the co-chief executive officers.

        Section 5.11  The Secretary.--The secretary or an assistant secretary
                      -------------
shall attend all meetings of the shareholders and of the board of directors and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the board of directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or by the chief executive officer or, if there be more than one, by the co-chief executive officers.

        Section 5.12  The Treasurer.--The treasurer or an assistant treasurer
                      -------------
shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his, or its custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or by the chief executive officer or, if there be more than one, by the co-chief executive officers.

        Section 5.13  Salaries.--The salaries of the officers elected by the
                      --------
board of directors shall be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation

                                  ARTICLE VI.
                                  -----------
                     Certificates of Stock, Transfer, Etc.

        Section 6.01  Share Certificates.
                      -------------------
        (a) Form of Certificates.--Certificates for shares of the corporation
            --------------------
shall be in such form as approved by the board of directors, and shall state that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. Certificates for shares of the corporation shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the corporation will furnish to any shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the corporation.

        (b) Share Register.--The share register or transfer books and blank
            --------------
share certificates shall be kept by the treasurer or by any transfer agent or registrar designated by the board of directors for that purpose.

        Section 6.02  Issuance.--The share certificates of the corporation shall
                      --------
be numbered and registered in the share register or transfer books of the corporation as they are issued. They shall be executed in such manner as the board of directors shall determine.

        Section 6.03  Transfer.--Transfers of shares shall be made on the share
                      --------
register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa.C.S. (S)(S) 8101 et seq., and its amendments and supplements.

        Section 6.04  Record Holder of Shares.--The corporation shall be
                      -----------------------
entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

        Section 6.05  Lost, Destroyed or Mutilated Certificates.--The holder of
                      -----------------------------------------
any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the officers of the corporation may, in their discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if such officers shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as any of them may direct.

                                 ARTICLE VII.
                                 ------------
                  Indemnification of Directors, Officers and
                       Other Authorized Representatives

        Section 7.01  Right to Indemnification. Each person who was or is made a
                      ------------------------
party or is threatened to be made a party to or is otherwise involved in any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted or required by the Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 7.03 of this
Article VII with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.

        Section 7.02  Right to Advancement of Expenses. The right to
                      --------------------------------
indemnification conferred in Section 7.01 of this Article VII shall include the right to be paid by the corporation the expenses (including, without limitation, attorneys' fees and expenses) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Business Corporation Law so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this
Section 7.02 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 7.01 and 7.02 of this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing. Each person who shall act as an indemnitee of the corporation shall be deemed to be doing so in reliance upon the rights provided by this Article.

        Section 7.03  Right of Indemnitee to Bring Suit. If a claim under
                      ---------------------------------
Section 7.01 or 7.02 of this Article VII is not paid in full by the corporation within 60 calendar days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 calendar days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Business Corporation Law. Neither the failure of the corporation (including its board of directors, independent legal counsel or shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Business Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the corporation.

Section 7.04  Non-Exclusivity of Rights. The rights to indemnification and to
              -------------------------
the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the articles, these bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

        Section 7.05 Insurance. The corporation may maintain insurance, at its
                     ---------
expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Business Corporation Law.

        Section 7.06 Indemnification of Employees and Agents of the Corporation.
                     ----------------------------------------------------------
The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

        Section 7.07  Interpretation.--The provisions of this Article are
                      --------------
intended to constitute bylaws authorized by Section 1746 of the Business Corporation Law.

                                 ARTICLE VIII.
                                 -------------
                               Emergency Bylaws

        Section 8.01  Scope of Article.--This Article shall be applicable during
                      ----------------
any emergency resulting from a catastrophe as a result of which a quorum of the board of directors cannot readily be assembled. To the extent not in conflict with this Article, these bylaws shall remain in effect during the emergency.

        Section 8.02  Special Meetings of the Board.--A special meeting of the
                      -----------------------------
board of directors may be called by any director by means feasible at the time.

        Section 8.03  Emergency Committee of the Board.
                      --------------------------------

        (a) Composition.--The emergency committee of the board shall consist of
            -----------
nine persons standing highest on the following list who are available and able to act:
       The chief executive officer or, if there be more than one, the co-chief executive officers.
       Members of the board of directors.
       President.
       The individual who, immediately prior to the emergency, was the senior officer in charge of nuclear operations.
       The individual who, immediately prior to the emergency, was the senior officer in charge of other operations.
       The individual who, immediately prior to the emergency, was the senior officer in charge of finance operations.
       Other officers.

Where more than one person holds any of the listed ranks, the order of precedence shall be determined by length of time in rank. Each member of the emergency committee thus constituted shall continue to act until replaced by an individual standing higher on the list. The emergency committee shall continue to act until a quorum of the board of directors is available and able to act. If the corporation has no directors, the emergency committee shall cause a special meeting of shareholders for the election of directors to be called and held as soon as practicable.

        (b) Powers.--The emergency committee shall have and may exercise all of
            ------
the powers and authority of the board of directors, including the power to fill a vacancy in any office of the corporation or to designate a temporary replacement for any officer of the corporation who is unavailable, but shall not have the power to fill vacancies in the board of directors.

        (c) Quorum.--A majority of the members of the emergency committee in
            ------
office shall constitute a quorum.

        (d) Status.--Each member of the emergency committee who is not a
            ------
director shall during his or her service as such be entitled to the rights and immunities conferred by law, the articles and these bylaws upon directors of the corporation and upon persons acting in good faith as a representative of the corporation during an emergency.

                                  ARTICLE IX.
                                  -----------
                                 Miscellaneous

        Section 9.01  Corporate Seal.--The corporation may have a corporate seal
                      --------------
in the form of a circle containing the name of the corporation, the year of incorporation and such other details as may be approved by the board of directors from time to time.

        Section 9.02  Checks.--All checks, notes, bills of exchange or other
                      ------
orders in writing shall be signed by such person or persons as the board of directors or any person authorized by resolution of the board of directors may from time to time designate.

        Section 9.03  Contracts.--Except as otherwise provided in the Business
                      ---------
Corporation Law in the case of transactions that require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

        Section 9.04  Interested Directors or Officers; Quorum.
                      ----------------------------------------
        (a) General Rule.--A contract or transaction between the corporation and
            ------------
one or more of its directors or officers or between the corporation and another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

                (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

                (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

                (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.

        (b) Quorum.--Common or interested directors may be counted in
            ------
determining the presence of a quorum at a meeting of the board which authorizes a contract or transaction specified in Subsection (a).

        Section 9.05  Deposits.--All funds of the corporation shall be deposited
                      --------
from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

        Section 9.06  Corporate Records.
                      -----------------

        (a) Required Records.--The corporation shall keep complete and accurate
            ----------------
books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at either the registered office of the corporation in the Commonwealth of Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

        (b) Right of Inspection.--Every shareholder shall, upon written verified
            -------------------
demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the corporation at its registered office in the Commonwealth of Pennsylvania or at its principal place of business wherever situated.

        Section 9.07  Amendment of Bylaws.
                      -------------------
        (a) General Rule.--Except as otherwise provided in the express terms of
            ------------
any series of the shares of the corporation, any one or more of the foregoing bylaws and, except as otherwise stated in this Section 9.07(a), any other bylaws made by the board of directors or shareholders may be altered or repealed by the board of directors. The shareholders or the board of directors may adopt new bylaws except that the board of directors may not adopt, alter or repeal bylaws that the Business Corporation Law specifies may be adopted only by shareholders, and the board of directors may not alter or repeal any bylaw adopted by the shareholders that presumes that such bylaw shall not be altered or repealed by the board of directors.

        (b) Effective Date.--Any change in these bylaws shall take effect when
            --------------
adopted unless otherwise provided in the resolution effecting the change.

                                  ARTICLE X.
                                  ----------
           Governance of the Corporation During the Transition Period

        Section 10.01  Definitions.  For purposes of this Article:
                       -------------------------------------------

                (1)  "PECO CEO" means Corbin A. McNeill, Jr.

                (2) "PECO Directors" means (i) those directors of the
             corporation designated by PECO Energy pursuant to Section 1.06(b) of the Merger Agreement and (ii) any Replacement PECO Director (as defined in Section 10.03(b) of these by-laws).

                (3) "PECO Energy" means PECO Energy Company, a Pennsylvania corporation and a subsidiary of the corporation.

                (4) "Independent Director" means a disinterested, independent person (determined in accordance with customary standards for independent directors applicable to U.S. public companies).

                (5) "Merger Agreement" means the Amended and Restated Agreement and Plan of Exchange and Merger dated as of September 22, 1999, amended and restated as of January 7, 2000, among PECO Energy, the corporation and Unicom.

                (6) "Merger Effective Time" shall have the meaning assigned to such term in the Merger Agreement.

                (7) "Transition Period" means the period from the Merger
             Effective Time until December 31, 2003.

                (8) "Unicom" means Unicom Corporation, an Illinois corporation.

                (9)  "Unicom CEO" means John W. Rowe.

                (10) "Unicom Directors" means (i) those directors of the
             corporation designated by Unicom pursuant to Section 1.06(b) of the Merger Agreement and

     (ii) any Replacement Unicom Director (as defined in Section 10.03(b) of these by-laws) .

        (11) "ComEd" means Commonwealth Edison Company, an Illinois corporation and a subsidiary of the corporation.

        Section 10.02  Corporate Offices. At least for the duration of the
                       -----------------
Transition Period, the corporation shall maintain (a) in Chicago, Illinois offices serving as its corporate headquarters, (b) in southeastern Pennsylvania offices serving as the headquarters of the generation and power marketing businesses of the corporation and its subsidiaries, and (c) offices in Chicago, Illinois and southeastern Pennsylvania as the headquarters of ComEd and PECO Energy, respectively.

        Section 10.03  Board of Directors.
                       ------------------
        (a) Effective immediately at the Merger Effective Time and during the Transition Period, the board of directors shall consist of sixteen (16) directors. At the Merger Effective Time, 8 directors shall be PECO Directors and 8 directors shall be Unicom Directors. The term of a class of the board of directors comprised of 6 directors shall expire at the first annual meeting of shareholders following the Merger Effective Time, a second class comprised of 5 directors shall expire at the second annual meeting of shareholders following the Merger Effective Time and a third class comprised of 5 directors shall expire at the third annual meeting of shareholders following the Merger Effective Time, and representation of PECO Directors and Unicom Directors in each class shall be as nearly equal in numbers as possible.

        (b) (i) During the Transition Period the board of directors of the corporation shall consist of equal numbers of PECO Directors and Unicom Directors.

               (ii) During the Transition Period, the board of directors (subject to the fiduciary duties of the directors in the case of approval of any individual) shall take all action necessary to ensure that any vacancy of a position on the board of directors to be filled by the Board
     (A) that was held by an PECO Director is filled promptly by a person designated to fill such seat by a majority of the PECO Directors remaining on the board of directors (a "Replacement PECO Director") and (B) that was held by a Unicom Director is filled promptly by a person designated to fill such seat by a majority of the Unicom Directors remaining on the board of directors (a "Replacement Unicom Director").

               (iii) With respect to each election of directors by shareholders during the Transition Period, the board of directors or the applicable committee thereof shall nominate for election (subject to the fiduciary duties of the directors in the case of approval of any individual), a PECO Director to fill any position held prior to such election by a PECO Director and a Unicom Director to fill any position held prior to such election by a Unicom Director.

        (c) During the Transition Period, the executive committee of the board of directors shall have 6 members, 2 of which will be the Co-Chief Executive Officers of the corporation (or if either Co-Chief Executive Officer ceases to serve as such, another officer of the corporation selected by the PECO Directors in the case of a replacement for the PECO CEO or by the Unicom Directors in the case of a replacement for the Unicom CEO), 2 of which shall be Independent Directors who are PECO Directors and 2 of which shall be Independent Directors who are Unicom Directors. For the duration of the first half of the Transition Period so long as he is a Co-Chief Executive Officer, the Unicom CEO shall be the chairman of the executive committee of the board of directors, and as of the first day of the second half of the Transition Period, the PECO CEO, if he is a Co-Chief Executive Officer at such time, shall succeed to such position and hold it for the duration of the Transition Period. If at any time during the Transition Period either the Unicom CEO or the PECO CEO, whichever is at such time the chairman of the executive committee, is unwilling or unable to hold such office, the other shall succeed to such office for the duration of the Transition Period if he continues at such time to hold the office of Co-Chief Executive Officer or Chief Executive Officer of the corporation.

        (d) During the Transition Period, each other committee of the Board shall consist of equal numbers of PECO Directors and Unicom Directors and the chairmen of the committees of the board of directors (other than the executive committee) shall be PECO Directors and Unicom Directors in as nearly equal numbers as possible.

        (e) During the Transition Period, the board of directors shall hold between 6 and 8 regular meetings each fiscal year, with no less than 2 of such meetings each year to be held in the Philadelphia, Pennsylvania area and no less than 2 of such meetings each year to be held in the Chicago, Illinois area.

        Section 10.04  Chairman of the Board of Directors.
                       ------------------------------------
        (a) As of the Merger Effective Time and for the duration of the first half of the Transition Period so long as he is a Co-Chief Executive Officer or Chief Executive Officer at such time, the PECO CEO shall hold the position of Chairman of the board of directors, and so long as he is a Co-Chief Executive Officer or the Chief Executive Officer at such time, the Unicom CEO shall succeed to the position of Chairman of the board of directors and hold it for the duration of the Transition Period. If at any time during the Transition Period either the PECO CEO or the Unicom CEO, whichever is at such time the Chairman of the board of directors, is unwilling or unable to hold such office, the board of directors shall elect the other to such office if he continues to hold the office of Co-Chief Executive Officer of the Corporation at such time.

        (b) The Chairman shall chair all meetings of the board of directors and stockholders at which he is present.

        Section 10.05  Co-Chief Executive Officers; President.
                       --------------------------------------
        (a) (i) As of the Merger Effective Time and for the duration of the Transition Period, each of the PECO CEO and the Unicom CEO shall hold the position of Co-Chief Executive Officers of the corporation and (ii) as of the Merger Effective Date and for the duration of the first half of the Transition Period, the Unicom CEO shall hold the position of President of the corporation. If at any time during the Transition Period either of the Co-Chief Executive Officers is unable or unwilling to hold such office, the other Co-Chief Executive Officer, if he is either the PECO CEO or the Unicom CEO, shall become the sole Chief Executive Officer of the corporation. The Unicom CEO shall become the sole

Chief Executive Officer immediately prior to the end of the Transition Period if immediately prior to such time he holds the position of Co- Chief Executive Officer.

        (b) The corporation's generation and wholesale marketing and trading businesses shall report to the PECO CEO in his capacity as a Co-Chief Executive Officer, and the corporation's transmission and distribution and unregulated ventures businesses shall report to the Unicom CEO in his capacity as a Co-Chief Executive Officer. The corporation's financial, legal, human resources and other staff functions shall report to the office of the Co-Chief Executive Officers.

        (c) The Co-Chief Executive Officers shall each maintain offices in both southeastern Pennsylvania and Chicago, Illinois.

        Section 10.06  Management Changes.
                       ------------------
        (a) Until the expiration of the Transition Period, so long as either the PECO CEO or the Unicom CEO is a Co-Chief Executive Officer or the Chief Executive Officer of the corporation, (i) the election of any other person to the position of Chairman of the board of directors, chairman of the executive committee of the board of directors, Co-Chief Executive Officer or Chief Executive Officer or, as to the first half of the Transition Period, President or (ii) the removal, replacement or demotion of the PECO CEO or the Unicom CEO from one or more of such positions, in each case, shall require the affirmative vote of at least two-thirds of the members of the board of directors(except as expressly provided in this Article X).

        (b) Until the expiration of the Transition Period, none of the senior officers of the corporation specified in Exhibit D of the Merger Agreement shall be removed, replaced or demoted without either (i) the consent of both Co-Chief Executive Officers or (ii) the affirmative vote of two-thirds of the members of the Newco Board.

        Section 10.07  Amendment.  Until the end of the Transition Period (a)
                       ---------
the provisions of this Article X may not be amended, altered, repealed or waived in any respect, and the board of directors or the corporation shall not otherwise take any action or fail to take any action which would have the effect of eliminating, limiting, restricting, avoiding or otherwise modifying the effect of, or waiving compliance with the provisions of this Article X (e.g., by creating a holding company structure if the certificate of incorporation, by-laws or similar document of such holding company does not contain equivalent provisions), without the affirmative vote of at least two-thirds of the directors or (b) in the case of any amendment proposed by shareholders without such vote of directors, the affirmative vote of holders of shares representing at least two-thirds of the votes eligible to be cast in a general election of directors.

        Section 10.08 Successors. For the duration of the Transition Period, the
                      ----------
provisions of this Article shall be applicable to (i) any successor to the corporation as the result of a merger, consolidation or other business combination, whether or not the corporation is the surviving company in such transaction, or otherwise and (ii) any corporation or other entity with respect to which the corporation or its successor is or becomes a direct or indirect subsidiary, and, in each case, the board of directors shall not permit the corporation to be a party to any transaction which would not comply with the foregoing without the affirmative vote of at least two-thirds of the directors.

        Section 10.09  Effectiveness of this Article X. The provisions of this
                       -------------------------------
Article X shall become null and void and be of no further effect after the Transition Period. While this Article X is effective if there is a conflict between this Article X and any other provision of these bylaws, this Article X shall control.



As adopted _____________, _____.